Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated February 18, 2010, in this Registration Statement (Form S-6 No. 333-164502) of Smart Trust, New York Municipal Closed-End & Equity Income Trust (2010 Series B).

/s/ GRANT THORNTON LLP GRANT THORNTON LLP

New York, New York
February 18, 2010